Exhibit 4
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

NUMBER                                [LOGO]                                    SHARES
CB

                                    Chestatee
                                BANCSHARES, INC.

INCORPORATED UNDER THE LAWS                      SEE REVERSE FOR
OF THE STATE OF GEORGIA                          CERTAIN DEFINITIONS   CUSIP 16549R 10


THIS CERTIFIES THAT





is the registered holder of

                             FULLY PAID SHARES OF THE COMMON STOCK OF NO PAR VALUE OF
================================Chestatee Bancshares, Inc.============================

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney on surrender of this certificate properly endorsed.

     This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:



/s/ David E. Johnson                                             /s/ J. Philip Hester
---------------------                                            ---------------------
Chairman of the Board                                            President/CEO

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